                                                                    EXHIBIT 10.9

                                   SUBLEASE

          This Sublease ("Sublease") is made as of April  2 , 1999, by and
                                                         ---
between Faroudja Laboratories, Inc., a California corporation ("Sublandlord"), and Conway Stuart Medical, Inc., a Delaware corporation ("Subtenant"), and is
                                   --------
based upon the following facts and circumstances:

          A. Sublandlord is the tenant under that certain Lease Agreement and addendum thereto dated August 27, 1997 (the "Master Lease"), with John Arrillaga, Trustee, or his Successor Trustee, UTA dated July 20, 1977 (John Arrillaga Survivor's Trust) as amended, and Richard T. Peery, Trustee, or his Successor Trustee, UTA dated July 20, 1977 (Richard T. Peery Separate Trust) as amended (the "Master Landlord"), a copy of which Master Lease is attached to this Sublease and marked as Exhibit A.
                            ---------

          B. Subtenant desires to sublease from Sublandlord the premises commonly known as 733 Palomar Avenue, Sunnyvale, California ("Subleased Premises"), consisting of the entirety of the premises leased to Sublandlord under the Master Lease. All the defined terms used herein shall have the meaning given to such terms in the Master Lease, unless otherwise noted herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

          1.  Sublease. Sublandlord subleases to Subtenant and Subtenant
              --------
subleases from Sublandlord the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease. Subtenant and Sublandlord hereby agree that any statements of square footage (rentable, usable or otherwise) set forth in the Master Lease or in this Sublease that may have been used in calculating the Basic Rent or any other matters, are not subject to revision, whether or not the actual square footage is more or less, and the Basic Rent is not subject to revision. Subtenant hereby acknowledges and agrees that, as of the start of this Sublease, the Subleased Premises are in good order and condition, and Subtenant accepts the Subleased Premises on an "AS IS" basis, in the condition existing as of the start of this Sublease.

          2.  Term.
              ----

              2.1 Subject to the conditions set forth herein, the term of this Sublease shall commence on April 2 , 1999 or upon delivery by Sublandlord to
                                 ---
Subtenant of Master Landlord's written consent as provided provided in Section
3.1 below, if later ("Commencement Date").

              2.2 Subtenant shall immediately commence efforts to extend its current lease on the premises adjacent to the Subleased Premises, 735 Palomar Avenue, Sunnyvale California (the "Adjacent Premises"), until September 30, 2003. Subtenant agrees to notify Sublandlord immediately if it is successful in extending said lease.

              2.3 If Subtenant is successful in extending the lease on the Adjacent Premises on or before July 1, 1999, this Sublease shall extend until, and expire on, September 30, 2003. If Subtenant is not successful in extending the lease on the Adjacent Premises on or before July 1, 1999, this Sublease shall extend until, and expire on, June 30, 2001. The date on which the Sublease expires is referred to hereinafter as the Expiration Date.

          3.  Master Landlord's Written Consent to this Sublease.
              --------------------------------------------------

              3.1 The Master Landlord's written consent to this Sublease in accordance with the terms of the Master Lease is a condition subsequent to the validity of this Sublease. If the Master Landlord denies Sublandlord's request for consent or if Master Landlord's consent has not been obtained and a copy of that consent delivered to Subtenant on or before the Commencement Date, then either Sublandlord or Subtenant shall thereafter each have the ongoing right, subject to the terms of this Section, to terminate this Sublease pursuant to a notice so stating and delivered to the other party ("Termination Notice"). If either party gives the Termination Notice, then this Sublease shall terminate immediately following receipt of the Termination Notice by the other party ("Termination Date"). Subtenant agrees to cooperate with the Sublandlord, at no cost or expense to the Sublandlord, in obtaining the written consent of the Master Landlord to this Sublease, which cooperation shall include, but not be limited to, providing documents, materials and information requested or required by the Master Landlord.

              3.2 Except as provided otherwise above, if this Sublease is terminated pursuant to one party's giving the Termination Notice, then this Sublease shall be terminated, Sublandlord shall return to Subtenant the first month's Basic Rent and the Security Deposit, and the parties shall be released from any further obligations under this Sublease as of the Termination Date.

          4.  Basic Rent, Additional Rent, Management Fee, and Security Deposit.
              -----------------------------------------------------------------

              4.1 Subtenant shall pay Basic Rent ("Basic Rent") on the first day of each month during the term of this Sublease as follows:

                   (i) From May 1, 1999, or the Commencement Date, if later, to May 1, 2000, Subtenant shall pay the sum of Eighteen Thousand Dollars ($18,000) per month. Subtenant shall pay Basic Rent for the first month of this Sublease concurrently with the execution hereof.

                   (ii) From May 1, 2000 to September 30, 2000, Subtenant shall pay the sum of Nineteen Thousand Five Hundred Dollars ($19,500) per month.

                   (iii) From October 1, 2000 to June 30, 2001, Subtenant shall pay the sum of Twenty Thousand Dollars ($20,000) per month.

              4.2 If the term of this Sublease extends beyond June 30, 2001, in accordance with Section 2.3 hereof, Basic Rent shall be payable thereafter as follows:

                   (i) From July 1, 2001 to September 30, 2001, Subtenant shall pay the sum of Twenty Thousand Dollars ($20,000) per month.

                   (ii) From October 1, 2001 to September 30, 2002, Subtenant shall pay the sum of Twenty Thousand Five Hundred Dollars ($20,500) per month.

                   (iii) From October 1, 2002 to September 30, 2003, Subtenant shall pay the sum of Twenty One Thousand Dollars ($21,000) per month.

              4.2 Throughout the term of this Sublease, Subtenant shall pay Sublandlord, in addition to Basic Rent, all amounts charged to or payable by Sublandlord under the Master Lease, including, but not limited to, Additional Rent (which Additional Rent includes without limit: Real Estate Property Taxes, Property Insurance, Utilities, Landscape, and Miscellaneous charges) and Management Fees.

              4.3 Concurrent with Subtenant's execution of this Sublease, Subtenant shall deliver to Sublandlord the amount of Thirty-Nine Thousand Dollars ($39,000) which amount shall constitute the first month's rent and a security deposit of $21,000 ("Security Deposit") to be held by Sublandlord in accordance with the terms hereof. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the term. If Subtenant defaults with respect to any provision of this Sublease, including, but not limited to, any provision relating to the payment of Basic Rent, Sublandlord may (but shall not be required to) use, retain and apply all or any part of the Security Deposit for the payment of any Basic Rent or any other sum in default, or for the payment of any amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer as a result of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit with Sublandlord in cash or a cashier's check an amount sufficient to restore the Security Deposit to its original amount, and Subtenant's failure to do so shall constitute a material default under this Sublease.

              4.4 No trust relationship is created between Sublandlord and Subtenant with respect to the Security Deposit. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease, the Security Deposit, or any balance thereof, shall be returned to Subtenant (or, at Sublandlord's option, to the last assignee of Subtenant's interest hereunder) within fifteen (15) days following the expiration of the Sublease term or vacation of the Premises by Subtenant, whichever event occurs last. In the event of a termination of Sublandlord's interest in this Sublease, the Security Deposit, or any portion thereof not previously applied, may be released by Sublandlord to Sublandlord's transferee and, if so released, Subtenant agrees to look solely to such transferee for proper application of the Security Deposit in accordance with the terms of this Section and the return thereof in accordance herewith.

          5.  Use. Subtenant shall use and occupy the Subleased Premises for
              ---
general office and research and development purposes in accordance with the provisions of the Master Lease and this Sublease, provided that such use shall be in accordance with all applicable governmental laws and ordinances, and for no other use or purpose.

          6.  Master Lease.
              -------------

              6.1 As applied to this Sublease, the words "Landlord" and "Tenant" in the Master Lease shall be deemed to refer to Sublandlord and Subtenant, respectively, under this Sublease. Except as otherwise expressly provided in this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease are made a part of and incorporated into this Sublease as if recited in full in this Sublease.

              6.2 Except as otherwise expressly provided in this Sublease, the rights and obligations of the Master Landlord and the Tenant under the Master Lease will be deemed the rights and obligations of Sublandlord and Subtenant, respectively, under this Sublease, and will inure to the benefit of, and be binding on, Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

              6.3 Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease, including, but not limited to, the services or obligations of Master Landlord under the following sections of the Master Lease:

                   12 (Property Insurance).
                   21 (Destruction).
                   40 ("As-Is" Basis).
                   41 (Rules and Regulations and Common Area).
                   43 (Utilities of the Building in which the Premises are
                      Located).
                   44 (Parking).

                   Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that Sublandlord shall have no obligation, responsibility or liability for the performance or non-performance of Master Landlord's obligations, responsibilities or liabilities under the Master Lease, Subtenant shall look solely to Master Landlord therefor, and Sublandlord shall not be liable to Subtenant for any default of the Master Landlord under the Master Lease.

              6.4 Subtenant shall not have any claim against Sublandlord based on the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease. Despite the Master Landlord's failure or refusal to comply with any of those previsions of the Master Lease, this Sublease shall remain in full force and effect and Subtenant shall pay the Basic Rent and all other charges provided for in this Sublease without any abatement, deduction or offset.

              6.5 Whenever consent or approval of the Master Landlord is required under the Master Lease, then consent or approval of Sublandlord shall also be required, which Sublandlord's consent or approval shall be subject to the same standards, terms and conditions of Master Landlord's consent or approval. Whenever notice to the Master Landlord is required under the Master Lease, then notice to Sublandlord shall also be required.

              6.6  Subtenant acknowledges and agrees that, in accordance with
Section 16 (Assignment and Subletting) of the Master Lease, Subtenant shall have no right to sub-sublease the Subleased Premises without the prior agreement of the Master Landlord.

Sublandlord shall use reasonable efforts to assist Subtenant in obtaining the agreement of Master Landlord to a sub-sublease of the Subleased Premises to an affiliate of Subtenant.

              6.7 In accordance with Section 46B (Assignment and Subletting (Continued)) of the Master Lease, the following terms shall apply to this
Sublease:

          If Master Landlord and Sublandlord jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Master Landlord and Sublandlord and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Master Landlord, including, without limitation, any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Master Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Master Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor."

          The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

          Initials:  /s/ A.M.  Initials:  /s/ K.B.
                    ---------            ---------------
                Subtenant                Sublandlord

          7.   Variations from Master Lease. As between Sublandlord and
               ----------------------------
Subtenant, the terms and conditions of the Master Lease are modified as stated below in this Section:

               7.1 The following provisions of the Master Lease shall not apply to this Sublease:

                    1 (Use) (First Sentence Only).
                    2 (Term).
                    4A (Basic Rent).
                    4F (Place of Payment of Basic Rent and Additional Rent). 4G (Security Deposit).

                    31 (Notices).
                    39 (Basic Rent).
                    52 (Landlord's Corporate Authority).
                    53 (Punch List).

               7.2 Despite anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Subleased Premises or of the building in which the premises are located, the Basic Rent payable hereunder shall not be abated, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Sublandlord, and Sublandlord shall have no obligation to rebuild or restore the Subleased Premises.

               7.3 Any notice that may or must be given by either party under this Sublease will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this section. A notice sent pursuant to the terms of this section shall be deemed delivered (A) when delivery is attempted, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the day following deposit with a nationally recognized overnight courier.

               7.4 All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord. Subtenant shall make any and all such payments to Faroudja Laboratories, Inc.

               7.5 Subtenant shall name Sublandlord as an additional insured under all insurance policies Subtenant is required to obtain hereunder pursuant to the Master Lease, including but not limited to those policies required under Sections 10 (Liability Insurance), 11 (Tenant's Personal Property Insurance and Workman's Compensation Insurance), and 12 (Property Insurance) of the Master Lease.

          8.   Broker. Subtenant represents to Sublandlord that (i) Subtenant
               ------
has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease except for Bristol Commercial and CPS Realty Group and (ii) Subtenant knows of no real estate broker or agent who is entitled to a commission or finders fee in connection with this Sublease except for Bristol Commercial and CPS Realty Group. Subtenant shall indemnify, protect, defend and hold harmless Sublandlord against all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorneys' fees) for any subleasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the Subtenant's dealings with any real estate broker or agent other than fees owed to Bristol Commercial and CPS Realty Group by Sublandlord. The terms of this section shall survive the expiration or earlier termination of this Sublease.

          9.   Indemnity. Subtenant shall, at Subtenant's sole expense and with
               ---------
counsel reasonably acceptable to Sublandlord, indemnify, defend, protect and hold harmless Master Landlord, Sublandlord and their respective shareholders, directors, officers, employees, partners, affiliates and agents from and against all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorney's fees) caused by, arising or resulting from (a) the failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained herein or in the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease, (b) Subtenant's use or occupancy of the Subleased Premises, (c) the release of any Hazardous Materials in or about the Subleased Premises, or the violation of any Environmental Law, by Subtenant or Subtenant's agents, contractors or invitees. This indemnification includes losses attributable to diminution in the value of the Subleased Premises, loss or restriction of use of the Subleased Premises, adverse effect on the marketing of any space on the Subleased Premises, and all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from any such failure, use or occupancy by Subtenant. This indemnification shall survive the expiration or termination of this Sublease.

          10.  Cancellation of Master Lease. In the event the Master Lease is
               ----------------------------
canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, then this Sublease shall also terminate.

          11.  General Provisions.
               ------------------

               11.1 Severability. If any provision of this Sublease or the
                    ------------
application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

               11.2 Entire Agreement; Waiver. This Sublease constitutes the
                    ------------------------
final, complete and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that agreement modifies this Sublease.

               11.3 Captions. Captions to the sections in this Sublease are
                    --------
included for convenience only and do not modify any of the terms of this Sublease.

               11.4 Further Assurances. Each party to this Sublease will at its
                    ------------------
own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required to evidence or carry out the intent and purposes of this Sublease.

               11.5 Governing Law. This Sublease will be governed by and in all
                    -------------
respects construed in accordance with the laws of the State of California.

               11.6 Capitalized Terms. All terms spelled with initial capital
                    -----------------
letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

               11.7 Word Usage. Unless the context clearly requires otherwise,
                    ----------
(a) the plural and singular numbers will each be deemed to include the other;
(b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) "shall," "will," "must," "agrees," and "covenants" are each mandatory; (d) "may" is permissive; (e) "or" is not exclusive; and (f) "includes" and "including" are not limiting.

       The parties have executed this Sublease as of the date specified above.

Sublandlord:                        FAROUDJA LABORATORIES, INC.,

                                    By:/s/ Kenneth Boschwitz
                                       -------------------------

                                    Its: VP Bus. Develop. & General Counsel
                                         ----------------------------------

                                    Date: 2 April 1999
                                          ------------


Address of Sublandlord:             750 Palomar Avenue
                                    Sunnyvale, California 94086

Subtenant:                          Conway Stuart Medical, Inc.

                                    By:/s/ Alistair McLaren
                                       -------------------------

                                    Its: Chief Financial Officer
                                         -----------------------

                                    Date:  April 2, 1999
                                          --------------

Address of Subtenant:               735 Palomar Avenue
                                    Sunnyvale, California 94086

[LETTERHEAD OF FARIYDJA LABORATORIES]

               Faroudja Laboratories, Inc.
               750 Palomar Avenue Sunnyvale, California 94086 Tel (408) 735-1492 Fax (408) 735-8571


               By Hand

               April 21, 1999

               Mr. Alistair F. McLaren
               Vice President, Finance and Administration
               Conway Smart Medical, Inc.
               735 Palomar Avenue
               Sunnyvale, CA 94086

               Re: Sublease of 733 Palomar
                   -----------------------

               Dear Alistair:

               Enclosed please find a fully executed copy of the Consent to Sublease 733 Palomar Avenue.

               Now that we have received the Master Landlord's consent, the sublease between Conway Smart and Faroudja Laboratories is in full force and effect. I have asked our Controller, Ita Geva, to give you a call to discuss procedures for billing and payment.

               Please let me know when you have received Peery/Arrillaga's agreement to extend your current lease at 735 Palomar so that I can determine the final amount of the brokers' commissions and make appropriate payment arrangements.

               On behalf of all of us at Faroudja, I would like to extend our best wishes for a long and prosperous tenancy.

               Yours truly,

               /s/ KENNETH S. BOSCHWITZ
               -------------------------------------
               Kenneth S. Boschwitz, Vice President
               Business Development & General Counsel

               cc: I. Geva (w/encl.)

[LETTERHEAD OF PEERY/ARRILLAGA]

April 7, 1999

Mr. Ken Boschwitz
Faroudja Laboratories
750 Palomar Avenue
Sunnyvale, CA 94086

Re: CONSENT TO SUBLEASE TO CONWAY STUART MEDICAL, INC., A CALIFORNIA CORPORATION FOR A PERIOD OF FOUR YEARS FIVE MONTHS NINETEEN DAYS, COMMENCING APRIL 12, 1999 AND TERMINATING SEPTEMBER 30, 2003

Gentlemen:

This letter is written with regard to your proposed sublease of all of the 10,000(plus or minus sign) square feet of space (as shown on Exhibit A attached
                                                             ---------
hereto) (the "Sublet Premises") leased by Tenant at 733 Palomar Avenue, Sunnyvale, California, under Lease Agreement dated August 27, 1997 ("Master Lease"), by and between John Arrillaga Separate Property Trust and Richard T. Peery Separate Property Trust ("Master Landlord"), and Faroudja Laboratories, Inc., a California corporation ("Tenant"), which Tenant is proposing to sublease to Conway Stuart Medical, Inc., a Delaware corporation ("Subtenant") on the terms and conditions set forth in the proposed Sublease dated April 2, 1999, submitted by Tenant to Master Landlord on April 2, 1999 (the "Sublease").

Pursuant to Master Lease Paragraph 16 ("Assignment and Subletting") Master Landlord hereby approves Tenant's subleasing said space to Subtenant, under the Sublease, subject to the following terms and conditions:

1. Master Landlord's Consent shall in no way void or alter any of the terms of the Lease by and between Master Landlord and Tenant, nor shall this Consent alter or diminish in any way Tenant's obligations to Master Landlord.

2. Tenant shall not give Subtenant any rights or privileges in excess of those given Tenant under the terms of the Master Lease.

3. Subtenant shall not have a separate address from the address of the Premises. Therefore, Tenant shall provide Subtenant with internal mail delivery. Tenant and Subtenant shall share (the prorata shares to be determined in a separate agreement between Tenant and Subtenant) the existing signage allocated to Tenant for the Premises.

                                           Initial: /s/ K.B. /s/ A.M. /s/ J.A.
                                                    --------------------------

4. Master Landlord has not reviewed the terms of any agreement between Tenant and Subtenant, and in approving said Sublease, Master Landlord is in no way approving any term, covenant or condition therein contained, and said Sublease is subject and subordinate to all terms, covenants and conditions of the Master Lease. Master Landlord shall not be bound by any agreement other than the terms of the Master Lease between Master Landlord and Tenant. In the event of conflict in the terms, covenants and conditions between the Sublease and the Master Lease, the terms, covenants and conditions of the Master Lease shall prevail and take precedence over said Sublease. Master Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease between Master Landlord and Tenant. This Consent to Sublease shall in no event be construed as consent to any future sublease agreement (including any extensions and/or amendments to the current Sublease) between Tenant and Subtenant, or any other party; and any future sublease agreement (including any extensions and/or amendments to the current Sublease) between Tenant and Subtenant, or any other party shall require the prior written consent of Master Landlord. Under no circumstances will Master Landlord consent to a sub-sublease or assignment under the Sublease.

5. A. It is agreed by all parties hereto that in the event Master Landlord terminates the Master Lease, pursuant to any right therein contained, said Sublease shall automatically terminate simultaneously with the Master Lease. Notwithstanding anything to the contrary set forth above, Master Landlord, at Master Landlord's sole option and election, may choose to allow Subtenant to remain in possession of the Sublet Premises leased under said Sublease subject to all terms, covenants and conditions of said Master Lease by giving Subtenant written notice prior to the effective date of termination of said Master Lease, of Master Landlord's election to allow Subtenant to remain in possession of the Sublet Premises in which event Subtenant shall be entitled and obligated to remain in possession of the Sublet Premises under the terms of said Sublease, subject to all terms, covenants and conditions of the Master Lease, including, without limitation to, payment of Basic Rent at the greater of: (i) the rate provided for in the Master Lease, or (ii) the rate provided for in the Sublease. Such election by Master Landlord shall not operate as a waiver of any claims Master Landlord may have against Tenant. Following such written notice by Master Landlord Subtenant shall then, as of the effective date of said termination of said Master Lease, be liable to and shall attorn in writing directly to Master Landlord as though said Sublease were executed directly between Master Landlord and Subtenant; provided, however, it is specifically agreed between the parties hereto, that whether Master Landlord elects to allow Subtenant to remain in possession of the Sublet Premises under the terms of the Sublease, subject to the Master Lease, or allow said Sublease to automatically terminate simultaneously with the Master Lease, Master Landlord shall not, in any event, nor under any circumstances be responsible or liable to Subtenant for (i) the return of any security deposit paid by Subtenant to Tenant, nor shall Subtenant be given credit for any prepaid rental or other monetary consideration paid by Subtenant to Tenant under said Sublease; (ii) any other claim or

                                           Initial: /s/ K.B. /s/ A.M. /s/ J.A.
                                                    --------------------------
     damage of any kind or nature whatsoever by reason of or in connection with Master Landlord's termination of said Master Lease and/or Sublease; and
     (iii) any default of Tenant under the Sublease.

     B. In the event Master Landlord has terminated the Master Lease, and has not elected, in writing prior to the effective date of termination of said Master Lease, to allow Subtenant to remain in the Sublet Premises as set forth above, said Sublease shall terminate co-terminously with the effective termination of the Master Lease automatically, without notice, and Subtenant and/or Tenant, jointly and severally, shall surrender the Sublet Premises to Master Landlord in good condition and repair as of the effective termination of the Master Lease, with Master Landlord having no obligation or liability whatsoever to Subtenant by reason of or in connection with such early termination of the Master Lease. In the event Subtenant and/or Tenant fails to timely surrender the Sublet Premises to Master Landlord in good condition and repair as of the date the Master Lease terminates, Subtenant and/or Tenant, jointly and severally, shall be liable to Master Landlord in such event for all damages, costs, claims, losses, liabilities, fees or expenses sustained by Master Landlord, including, but not limited to, loss of rental income, attorney's fees and court costs resulting from or in connection with Subtenant's failure to timely vacate the Sublet Premises and surrender the Sublet Premises to Master Landlord as of the effective termination date of said Master Lease.

     C. As a condition to Landlord's consent to the Sublease, by execution of this Consent to Sublease, Subtenant hereby agrees to be bound by the following provision in relation to both Tenant and Master Landlord:

          If Master Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease Termination Date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Master Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Master Landlord or Tenant, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity to challenge such an early termination of the Sublease, and unconditionally releases and relieves Master Landlord and Tenant, and their officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the

                                           Initial: /s/ K.B. /s/ A.M. /s/ J.A.
                                                    --------------------------
          creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor."

          The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

          Initials: /s/ A.M.             Initials: /s/ K.B.
                    ---------------                ---------------
                    Subtenant                      Subtenant

6. In consideration of Master Landlord's consent to the Sublease, Tenant irrevocably assigns to Master Landlord, as security for Tenant's obligations under this Lease, all rent and income payable to Tenant under the Sublease. Therefore Master Landlord may collect all rent due under the Sublease and apply it towards Tenant's obligations under the Master Lease. Tenant and Subtenant agree to pay same to Master Landlord upon demand without further consent of Tenant and Subtenant required; provided, however, that until the occurrence of a default by Tenant under the Master Lease, Tenant shall have the right to collect such rent. Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of a written notice from Master Landlord stating that a default exists in the performance of Tenant's obligations under the Master Lease, to pay to Master Landlord the rents due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely on any such statement and request from Master Landlord, and that Subtenant shall pay such rents to Master Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against Subtenant or Master Landlord for any such rents so paid by Subtenant to Master Landlord. It is further agreed between the parties hereto that neither Tenant's assignment of such rent and income, nor Master Landlord's acceptance of any payment of rental or other sum due by Subtenant to Tenant under said sublease, whether payable directly to Master Landlord or endorsed to Master Landlord by Tenant, shall in any way nor in any event be construed as creating a direct contractual relationship between Master Landlord and Subtenant, unless the Parties expressly so agree in writing and such acceptance shall be deemed to be an accommodation by Master Landlord to, and for the convenience of, Tenant and Subtenant. Any direct contractual agreement between Master Landlord and Subtenant must be in writing.

7. Pursuant to the provisions of Paragraph 16 entitled "Assignment and Subletting" of the Master Lease, Master Landlord hereby requires Tenant to pay to Master Landlord, as

                                           Initial: /s/ K.B. /s/ A.M. /s/ J.A.
                                                    --------------------------

     Additional Rent, all rents and/or additional consideration received by Tenant from said Sublease in excess of the Basic Rent payable to Master Landlord in said Lease (hereinafter referred to as "Excess Rent"). Tenant and Subtenant acknowledge that any Excess Rent is owed to Master Landlord and Tenant hereby agrees to pay any Excess Rent to Master Landlord as due under said Sublease. Tenant and Subtenant represent and warrant to Master Landlord that: (1) the information to be completed and provided by Tenant and Subtenant on the attached Exhibit B "Summary of Amounts/Consideration
                                   ---------
     to be Paid by Subtenant" accurately represents amounts to be paid by Subtenant under said Sublease; (2) no additional consideration is due Tenant under said Sublease, other than the additional consideration (if any) identified on Exhibit B; and (3) no changes in the terms and/or
                        ---------
     conditions of said Sublease shall be made without Master Landlord's prior written approval.

8. This Consent is conditional upon Master Landlord's receipt of Master Landlord's reasonable costs and attorney's fees, to which Master Landlord is entitled under Paragraph 16 of the Master Lease. Tenant shall pay such fees and costs to Landlord, pursuant to the invoice provided to Tenant by Landlord with this Consent, upon execution of this Consent by Tenant and Subtenant.

9. This Consent to Sublease shall only be considered effective, and Master Landlord's consent to the Sublease given, when (i) Landlord receives payment from Tenant of Landlord's costs, and (ii) this Letter Agreement is executed by Master Landlord, Tenant, and Subtenant, and Guarantors (if any) under the Master Lease.

Please execute this letter in the space provided below, obtain the signature of Subtenant, and return all copies to our office no later than April 21, 1999. In the event Tenant fails to return the fully executed documents to Landlord by April 21, 1999, this Consent shall be automatically rescinded, in which event, Tenant shall be required to resubmit its request in the event Tenant desires to go forward with said Sublease. A fully executed copy will be returned to you after execution by the Master Landlord.

                                 Very truly yours,

                                 PEERY/ARRILLAGA



                                 By  /s/ JOHN ARRILLAGA
                                     ------------------
                                     John Arrillaga


(Signatures Continued on Following Page)

                                           Initial: /s/ K.B. /s/ A.M. /s/ J.A.
                                                    --------------------------

THE UNDERSIGNED Tenant and Subtenant do hereby jointly and severally agree to the terms and conditions of this Consent to Sublease.

TENANT:                                  SUBTENANT:

FAROUDJA LABORATORIES, INC.              CONWAY STUART MEDICAL, INC.
a California corporation                 a Delaware corporation


By  /s/ Kenneth S. Boschwitz                By  /s/ Alistair McLauren
    ----------------------------                ------------------------

Print Name  Kenneth S. Boschwitz          Print Name  Alistair McLauren
            --------------------                      ------------------

       VP Business Development &          Title  Chief Financial Officer
Title  General Counsel                           -----------------------
       -------------------------



                                                    Initial: /s/ A.M. /s/ J.A.
                                                             -----------------